TRANSACTIONS SUBJECT TO RULE 10f-3
PROCEDURES


Portfolio:US Small Company - 160950
Security Description:Cosine Communications Inc.


Issuer:  Cosine Communications Inc.
              Offering Type:  U.S. Registered

US Registered, Eligible Muni,
Eligible Foreign, Eligible
144A




REQUIRED
INFORMATI
ON



ANSWER


APPLICABL
E
RESTRICTIO
N

In
Complia
nce
Yes/No



            1


            2


            3


            4


            5


            6


            7



            8


            9

            1
            0




            1
            1



            1
            2


Offering Date

Trade Date

Unit Price of
Offering

Price Paid per
Share

Years of
Issuers
Operations

Underwriting
Type

Underwriting
Spread


Total Price
paid by
Portfolio

Total Size of
Offering

Total Price
Paid by
Portfolio plus
Total Price
Paid for same
securities
purchased by
the same
investment
adviser for
other
investment
companies

Underwriters
from whom the
Portfolio
purchased
attach a
prospectus or
offering
circular for a
list of all
syndicate
members

If the affiliate
was lead or co-
lead manager,
was the
instruction
listed below
given to the
brokers
named in #11?
****


     ########

     ########

       $23.00

       $23.00

3+

Firm

        $1.61


     $460,000

     ########

     ########



Goldman
Sachs & Co.;
Robertson
Stephen &
Co.


YES

None

Must be the
same as #1

None

Must not
exceed #3

Must be at
least three
years *

Must be firm

Investment
Adviser
determination
to be made

None

None

#10 divided by
#9 must not
exceed 25% **




Must not
include
Investment
Adviser
affiliates ***



Must be Yes
or N/A

N/A

YES

N/A

YES

YES

YES

YES


N/A

N/A


YES





YES



N/A

The Investment Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Investment Adviser has considered the factors set forth in the Portfolios 10f-3 procedures.

* Not applicable to munis. In the case of munis, i the issue must have one investment grade rating or ii if the issuer or the revenue source has been in operation for less than three years, the issue must have one of the three highest ratings.
Circle i or ii, whichever is met.

**            If an eligible Rule 144A offering, must not exceed 25% of
the total amount of same class sold to QIBs in the Rule
144A offering PLUS the amount of the offering of the same class in any concurrent public offering

***           For munis purchased from syndicate manager, check box to
confirm that the purchase was not designated as a group sale.

****          No credit for the purchase made for the Portfolio can be
credited to the Investment Advisers affiliate.